UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2019

BrightSphere Investment Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-230202	47-1121020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Clarendon Street, 53rd Floor Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617)-369-7300
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BSIG	New York Stock Exchange
4.800% Notes due 2026	BSIG 26	New York Stock Exchange
5.125% Notes due 2031	BSA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 22, 2019, BrightSphere Investment Group Inc. (the “Company”) received notice from Paulson & Co Inc. (“Paulson”) that Paulson has exercised the right assigned to Paulson in connection with its purchase of approximately 21% of the ordinary shares of BrightSphere Investment Group plc from HNA Capital on February 25, 2019 (reflected in Section 3.1 of the Stockholder Agreement between the Company and Paulson) to appoint Andrew Kim to the Board of Directors of the Company (the “Board”), effective as of July 22, 2019. Mr. Kim joins Mr. John Paulson as the two Paulson-appointed Directors on the Board.

Andrew Kim is currently a Senior Vice President at Paulson, an SEC registered investment management company, which he joined in July 2009. Prior to working at Paulson, Mr. Kim was an analyst at Perry Capital from September 2005 to July 2007 and at Goldman Sachs from July 2004 to September 2005. Mr. Kim received his Masters of Business Administration from Harvard Business School and his undergraduate degree from the University of Michigan.

The information required by Item 404(a) of Regulation S-K with respect to certain relationships and related person transactions between the Company and Paulson set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 15, 2019 is incorporated by reference herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Date: July 24, 2019

BrightSphere Investment Group Inc.

By:	/s/ Richard J. Hart
Name:	Richard J. Hart
Title:	Chief Legal Officer and Secretary